Exhibit 31





                         General Signal Corporation
                            One High Ridge Park
                            Stamford, CT  06904


Reliance Electric Company
6065 Parkland Boulevard
Cleveland, OH  44124

                                                November 21, 1994

Gentlemen:

            By this letter, each of General Signal Corporation, Reliance Electric Company and Rockwell International Corporation agree to amend the letter agreement dated November 17, 1994 among such parties by changing the references to "noon" in clauses (i), (ii) and (iv) thereof to "6:00 p.m.".

                                          Very truly yours,

                                          GENERAL SIGNAL CORPORATION


                                          By:    \s\ Edgar J. Smith, Jr.
                                          Name:  Edgar J. Smith, Jr.
                                          Title: Vice President, General
                                                   Counsel & Secretary


Accepted and agreed:                      Accepted and agreed:

RELIANCE ELECTRIC COMPANY           ROCKWELL INTERNATIONAL CORPORATION


By:    \s\ John C. Morley               By:    \s\ William J. Calise, Jr.
Name:  John C. Morley                   Name:  William J. Calise, Jr.
Title: President and Chief              Title: Senior Vice President,
       	Executive Officer                         General Counsel
                                                  and Secretary